UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 12, 2015 (August 6, 2015)

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

350 North Orleans Street, 1st Floor
Chicago, Illinois  60654
(Address of principal executive offices, including zip code)

(312) 565-6868
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On August 6, 2015, Merge Healthcare Incorporated (“Merge”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with International Business Machines Corporation (“IBM”) and Datong Acquisition Corp. (“Sub”), a wholly-owned subsidiary of IBM.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Sub will merge with and into Merge, and Merge will become a wholly-owned subsidiary of IBM (the “Merger”). If the Merger is completed, the holders of Merge's common stock will be entitled to receive $7.13 in cash (the “Merger Consideration”) for each share of Merge's common stock owned by them as of the date of the Merger and the holders of each share of Merge’s Series A Convertible Preferred Stock (the “Preferred Stock”) will be entitled to receive $1,500 in cash for each share of the Preferred Stock owned by them.

The consummation of the Merger is subject to certain conditions, including adoption of the Merger Agreement by Merge's stockholders, the continuing accuracy of Merge and IBM's respective representations and warranties and the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The dates for closing the Merger and for Merge's stockholder meeting to vote on adoption of the Merger Agreement have not yet been determined.

Merge has made representations and warranties related to its business and operations and has agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of Merge's business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals for alternative transactions, holding a meeting of stockholders for the purposes of voting to adopt the Merger Agreement, governmental filings and approvals, public disclosures and other matters.

The Merger Agreement contains certain termination rights of IBM and Merge and provides that, under specified circumstances, upon the termination of the Merger Agreement, Merge will be required to pay IBM a termination fee of $26.0 million.

Under the Merger Agreement, equity awards exercisable or convertible into shares of Merge's common stock will either be canceled and converted into a right to receive a cash payment or, in some cases, converted into comparable awards for common stock of IBM, as described in more detail below.

Stock options to acquire Merge's common stock outstanding and unexercised at the effective time of the Merger will be treated in one of the following manners:

•
Each option that  (i) is vested (or vesting in connection with the Merger), (ii) has an exercise price per share greater than or equal to the Merger Consideration or (iii) held by a non-employee director, consultant or independent contractor of Merge or any of its subsidiaries will be canceled at the effective time of the Merger, and the holder thereof will be entitled to receive in consideration for such cancelation a cash payment equal to the product of the number of shares subject to such option and the excess, if any, of the Merger Consideration over the exercise price per share of the option, less applicable tax withholdings.

•
Each option not described in the preceding bullet will be converted into an option to acquire, on substantially the same terms and conditions as were applicable to such option prior to the Merger (other than with respect to exercisability prior to vesting or the ability to pay the exercise price by tendering previously owned shares of Merge’s common stock), shares of common stock of IBM. The number of shares of common stock of IBM underlying such option will be determined by multiplying the number of shares of Merge's common stock underlying such option by an exchange ratio, which is determined by dividing an amount equal to the Merger Consideration by the average closing price of a share of IBM's common stock on the 20 trading days immediately prior to the closing of the Merger, rounded down to the nearest whole share of IBM's common stock. The exercise price per share of such option will be determined by dividing the exercise price of such option prior to the Merger by the exchange ratio described above, rounded up to the nearest whole cent.

Shares of restricted stock that are outstanding at the effective time of the Merger will be treated in one of the following manners:

•
Each unvested share of restricted stock (other than the shares of restricted stock described below) will be canceled at the effective time of the Merger, and the holder thereof will be entitled to receive in consideration for such cancelation a cash payment from IBM payable following each applicable date after the Merger on which any such share of restricted stock would have vested, in an amount equal to the Merger Consideration, so long as such holder continues to be employed by IBM or its subsidiaries through the applicable vesting date.

•
Each share of restricted stock that is held by a non-employee director, consultant or independent contractor of Merge or any of its subsidiaries will be canceled at the effective time of the Merger, and the holder thereof will be entitled to receive in consideration for such cancelation an amount in cash equal to the Merger Consideration, less applicable tax withholdings.

Pursuant to the Merger Agreement, the board of directors of Merge approved changes to the Merge Healthcare Incorporated 2000 Employee Stock Purchase Plan (the “ESPP”) generally limiting new participants, new offering periods or increased elections and rates of contribution, and providing for the termination of the ESPP.  If the ESPP remains in effect on the last trading day before the closing of the Merger, each purchase right outstanding under the ESPP will be terminated in exchange for a cash payment equal to the excess of the  Merger Consideration over 85% of the lesser of (i) the closing price of a share of Merge's common stock on the NASDAQ Global Select Market on the last trading day before the commencement of the last offering period and (ii) the closing price of a share of Merge's common stock on the NASDAQ Global Select Market on the last trading day before the effective time of the Merger, subject to the limitations under the ESPP regarding the maximum number and value of shares of Merge's common stock purchasable with respect to any offering period.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about IBM, Sub or Merge. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Merge's or IBM's public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Merge or IBM or any of their respective subsidiaries or affiliates.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties, which could cause actual results to differ materially from those expressed or implied from such statements. These risks and uncertainties include, without limitation, the failure to obtain stockholder approval or the failure to satisfy other closing conditions necessary to complete the Merger. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in Merge’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015. Merge undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Merge’s ability to complete the Merger is dependent upon stockholder approval and other closing conditions, not all of which are within the control of Merge or IBM.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication relates to the proposed acquisition of Merge by IBM. In connection with the proposed acquisition, Merge intends to file relevant materials with the SEC about the acquisition, including a proxy statement in preliminary and definitive form. STOCKHOLDERS OF MERGE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free at Merge’s Investor Relations web site, http://www.merge.com/Company/Investors.aspx. Such documents are not currently available.

IBM and its directors and executive officers, and Merge and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from holders of Merge common and preferred stock with respect to the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015. Information about the directors and executive officers of Merge is set forth in the proxy statement for Merge’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available. As of July 31, 2015, Merge’s directors and executive officers beneficially owned approximately 31,797,219 shares of Merge common stock, or 28.80% of the outstanding shares of Merge voting stock as of such date. In addition, certain of Merge’s executive officers have entered into employment or transition arrangements with IBM, which will become effective as of the closing of the Merger. A more complete description of these arrangements and the interests of Merge’s directors and executive officers with respect to the Merger will be available in the Proxy Statement.

Amendment to Consulting Agreement

In connection with Merge’s entry into the Merger Agreement, Merge entered into an amendment to the Amended and Restated Consulting Agreement (the “Consulting Agreement”) dated as of May 29, 2015 by and between Merge and Merrick Ventures, LLC (“Merrick Ventures”) to provide that, notwithstanding anything in the Consulting Agreement to the contrary, the fee contemplated by the Consulting Agreement will not be paid or payable in connection with the Merger; provided that the waiver of the fee will only be effective with respect to the Merger and not with respect to any other transactions.  Merge agreed to pay Merrick Ventures’ and its affiliates’ reasonable expenses in connection with the negotiation of the Merger Agreement and other matters.  The foregoing description of the amendment to the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to such amendment. A copy of the amendment to the Consulting Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Contingent Termination Agreements

Also in connection with Merge’s entry into the Merger Agreement, Merrick RIS, LLC entered into a Contingent Termination Agreement (the “Merrick Termination Agreement”) with respect to that certain Securities Purchase Agreement, dated as of May 21, 2008, and that certain Registration Rights Agreement, dated as of June 4, 2008.  The Termination Agreement provides that, at the effective time of the Merger, the underlying agreements will terminate.  The Termination Agreement will be of no force and effect if the Merger Agreement is terminated other than as a result of the consummation of the Merger.  The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement. A copy of the Termination Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

Press Release

On August 6, 2015, Merge issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Stockholder Agreements

As an inducement and a condition to the willingness of IBM and Sub to enter into the Merger Agreement, Merrick and Merrick Venture Management Holdings, LLC (the “Stockholders”) have executed a stockholders agreement (the “Stockholders Agreement”). The Stockholders Agreement provides, among other things, that the Stockholders, who collectively hold approximately 24% of the total number of shares of Merge’s outstanding voting stock, agree to vote the shares of Merge voting stock held by them in favor of the Merger and grant IBM an irrevocable proxy in respect thereof.

Offer Letters

In connection with the execution of the Merger Agreement, each of Justin C. Dearborn, Nancy J. Koenig, Steven M. Oreskovich, Steven F. Tolle and Antonia A. Wells, each of whom was determined to be a named executive officer of Merge for the 2014 fiscal year, entered into an agreement with IBM that describes the terms of their employment with IBM following the closing of the Merger (the “Offer Letters”).  Under their respective Offer Letters, Mmes. Koenig and Wells and Messrs. Dearborn, Oreskovich and Tolle will be eligible for participation in a retention bonus program with respect to his or her service during the three-year period (or, for Mr. Oreskovich, 18-month period) following the closing of the Merger, in each case, payable for achievement of certain milestones after the closing of the Merger, and, except for Mr. Oreskovich, will be entitled to severance payments in the event of a termination without cause for a period of time following the closing of the Merger.  Pursuant to their respective Offer Letters, each of Mmes. Koenig and Wells and Messrs. Dearborn, Oreskovich and Tolle released each of Merge and IBM from all claims that existed prior to execution of their Offer Letters, contingent on the closing of the Merger.  A description of the terms of the Offer Letters will be included in the definitive proxy statement.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger, dated August 6, 2015, by and among IBM, Sub, a wholly-owned subsidiary of IBM, and Merge
10.1	Amendment, dated as of August 6, 2015, to Letter Agreement, dated as of May 29, 2015, by and between Merge Healthcare Incorporated and Merrick Ventures LLC
10.2
Contingent Termination Agreement, dated as of August 6, 2015, by and among Merge, Merge eMed, Inc., Cedara Software Corp., Cedara Software (USA) Limited, Merge Technologies Holdings Co., eFilm Medical Inc., Merge Cedara ExchangeCo Limited, Cedara Software Limited and Merrick RIS, LLC

99.1	Press release dated August 6, 2015

(1)
Certain schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Merge will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
(Registrant)

Date: August 12, 2015	By:	/s/ Justin C. Dearborn
	Name:	Justin C. Dearborn
	Title:	Chief Executive Officer